Exhibit 99.1

Contango ORE Announces Recent Exploration Drilling Results and First Quarter Financial Results

HOUSTON--(BUSINESS WIRE)--November 13, 2013--Contango ORE, Inc. (“CORE”) (OTCBB:CTGO.PK) The Company is engaged in the exploration of gold and other minerals in Alaska, and has completed its exploration program for 2013 with a total of 14,349 meters of core taken in 69 drill holes during this drilling season. The focus of this year’s drilling program was to more fully define the previously discovered “Peak Zone”. This was accomplished with several new core holes containing significant gold, silver, and copper concentrations as shown below in Table 1. The Peak Zone was further delineated in 3 directions, with mineralization of primarily copper and silver still open to the southeast. According to the Company’s CEO, Brad Juneau, “Our drilling results clearly add a material amount of gold resources to the Peak Zone. We look forward to releasing our first third party resource report which we expect in December 2013.”

Table 1

Significant 2013 gold drill results from drill holes at the Peak Zone, Chief Danny prospect, Tetlin project, Alaska. Results for holes 13062 through 13094 were previously released in 2013. Sample intervals are calculated using a 0.5 gpt lower cut off for gold with no internal waste greater than 3 meters less than cutoff grade. Intercepts shown are drill intercept lengths. With the exception of holes Tet13017, Tet13122 and Tet13125, all holes reported below were completed at -60 degree inclination along azimuth 225 degrees to intercept mineralization at approximately right angles. Holes Tet13017, Tet13122 and Tet13125 were completed at -60 to -70 degree inclination along azimuth 045 degrees approximately parallel to the average dip of mineralization. The grade cutoff for gold (Au) is 0.5 gpt; for silver (Ag) is 10 gpt; and for copper (Cu) is 0.1%.

	From	To	Interval
Hole #	meters	meters	meters	Au gpt	Au opt	Ag gpt	Cu %
TET13062	88.90	153.70	64.80	13.101	0.382	21.0	0.482
TET13063	131.11	171.60	40.49	16.550	0.483	36.1	0.732
TET13064	147.20	191.40	44.20	8.464	0.247	5.5	0.169
TET13065	184.45	206.93	22.48	1.160	0.034	10.5	0.403
TET13067	114.80	125.10	10.30	0.180	0.005	18.2	0.215
TET13068	0.00	112.80	112.80	0.196	0.006	13.5	0.267
TET13069	54.60	162.63	108.03	0.026	0.001	11.0	0.406
TET13070	116.80	154.92	38.12	1.815	0.053	1.8	0.040
TET13071	129.90	186.50	56.60	1.182	0.034	1.9	0.048
TET13072	170.99	199.82	28.83	1.173	0.034	6.4	0.133
TET13073	170.23	192.64	22.41	0.708	0.021	5.5	0.103
TET13074	78.90	105.80	26.90	0.079	0.002	17.9	0.336
TET13075	83.70	134.50	50.80	0.057	0.002	8.1	0.354
TET13076	107.80	163.50	55.70	0.044	0.001	17.0	0.661
TET13077	135.48	162.12	26.64	0.022	0.001	34.6	1.110
TET13078	77.06	105.00	27.94	2.648	0.077	3.1	0.123
TET13079	120.04	157.89	37.85	4.366	0.127	3.7	0.203
TET13080	135.41	157.38	21.97	5.378	0.157	2.7	0.070
TET13081	146.53	179.73	33.20	2.550	0.074	52.4	0.491
TET13082	5.79	93.38	87.59	4.025	0.117	19.3	0.300
TET13083	112.46	143.65	31.19	1.350	0.039	5.5	0.163
TET13084	134.95	160.33	25.38	5.086	0.148	9.0	0.244
TET13085	130.13	175.16	45.03	2.740	0.080	69.5	1.401
TET13088	19.18	157.20	138.02	3.626	0.106	11.4	0.113
TET13089	2.74	101.60	98.86	2.500	0.073	3.5	0.093
TET13090	127.60	159.20	31.60	0.087	0.003	24.3	0.882
TET13091	45.11	98.78	53.67	1.111	0.032	10.5	0.249
TET13092	77.90	87.63	9.73	0.004	0.000	3.5	0.157
TET13093	141.70	146.56	4.86	1.184	0.035	9.7	0.092
TET13094	129.90	153.60	23.70	0.415	0.012	106.6	0.716
TET13095	146.00	191.35	45.35	0.193	0.006	12.3	0.151
TET13096	85.04	86.70	1.66	1.968	0.057	0.9	0.013
TET13097	171.53	196.00	24.47	0.726	0.021	8.5	0.156
TET13098	9.75	94.18	84.43	4.988	0.145	16.7	0.167
TET13100	10.98	106.90	95.92	5.748	0.168	6.9	0.140
TET13102	6.35	30.90	24.55	0.758	0.022	5.9	0.223
TET13103	150.40	186.95	36.55	0.145	0.004	88.3	0.340
TET13104	0.00	142.60	142.60	2.529	0.074	2.4	0.082
TET13105	50.30	52.74	2.44	1.081	0.032	1.8	0.008
TET13106	57.45	103.33	45.88	0.016	0.000	35.1	0.070
TET13107	0.00	159.25	159.25	7.010	0.204	6.6	0.102
TET13108	14.33	73.25	58.92	1.058	0.031	10.8	0.130
TET13109	81.52	114.20	32.68	0.089	0.003	3.2	0.181
TET13110	2.13	99.06	96.93	9.060	0.264	4.3	0.093
TET13111	169.77	172.82	3.05	0.175	0.005	7.6	0.232
TET13113	82.60	97.50	14.90	0.946	0.028	66.3	0.086
TET13117	0.00	134.82	134.82	4.848	0.141	2.9	0.084
TET13119	6.10	80.70	74.60	1.303	0.038	2.9	0.130
TET13120	196.10	202.39	6.29	0.186	0.005	2.9	0.130
TET13121	46.70	55.26	8.56	5.671	0.165	10.8	0.121
TET13122	81.38	84.09	2.71	2.255	0.066	3.9	0.010
TET13124	33.22	168.72	135.50	3.240	0.095	3.6	0.115
TET13125	65.17	121.92	56.75	0.284	0.008	15.3	0.523
TET13128	116.12	119.17	3.05	0.489	0.014	2.5	0.157
TET13129	9.60	75.90	66.30	1.450	0.042	3.7	0.250
TET13130	9.14	31.39	22.25	2.348	0.068	1.1	0.082

As an exploration stage company, we have no revenues and have conducted our exploration program with funds from previous capital raises. The Company expects to finish the calendar year with cash in excess of $3 million, no debt, and an overhead of approximately $600,000 per year. The Company has a total of approximately 768,000 acres of private and state lands under lease or public claims in the Eastern Interior of Alaska with multiple exploration leads defined by proprietary airborne magnetic/resistivity data, stream/surface sample data, and previously defined mineral occurrences.

The Company expects to have resource estimates prepared by third party for the Peak Zone, as currently defined by December 2013, at which time the Company will evaluate its options with regard to further exploration, joint venture, potential sale, or other strategic initiatives. The Company has the ability to hold its claims or leases with minimal capital expenditures going forward as it has already fulfilled its capital work commitments in advance for the next several years.

The Company has announced today that it filed its Form 10-Q for the quarter ended September 30, 2013 with the Securities and Exchange Commission. The Company reported a net loss of $6.2 million or $1.65 per basic and diluted share for the three months ended September 30, 2013 compared to a loss of $4.2 million or $1.71 per basic and diluted share for the same period last year. Approximately 90% of all cash expenditures were for direct exploration expense during the three months ended September 30, 2013.

CORE is a Houston-based company that engages in exploration in Alaska for gold and associated minerals and rare earth elements. Additional information can be found on our web page at www.contangoore.com.

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and rare earth elements; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango ORE, Inc.
Brad Juneau, 713-877-1311
www.contangoore.com